Summit
COMMUNITY BANK
"Service Beyond Expectations"

10/8/2019
SMITH-MIDLAND CORPORATION
P O BOX 300
MIDLAND VA 22728

Dear: Ashley,

Summit Community Bank ("Bank") is pleased to offer its terms to make the following loan(s) to SMITH-MIDLAND CORPORATION ("Borrower"): This letter does not set forth all the terms and conditions of the loan(s) offered herein. Rather, it is only an outline, in summary format, of the major points of understanding which shall be the basis of the final Loan Documentation (all of which are collectively referred to as the "Loan Documents") which shall be drafted by the Bank. The date on which the last of the Loan Documents is executed is hereinafter referred to as the "Closing Date".

PURPOSE:

Annual renewal of line of credit.

BORROWER: SMITH-MIDLAND CORPORATION

GUARANTORS: NONE

LENDER: Summit Community Bank ("Bank")

AMOUNT: Maximum amount of $4,000,000.00.

TERMS AND REPAYMENT: 12 month maturity, interest billed monthly on any outstanding principal balance.

INTEREST RATE OPTIONS:

The interest rate will be based upon Wall Street Journal Prime, adjusting daily. The rate shall never go below 4%, which is the Floor.

All interest shall be computed and charged for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

PREPAYMENT:

Prepayment may be made at any time without penalty and in inverse order of maturity.

CLOSING FEES AND EXPENSES: There will **not** be a loan processing fee due to it being a renewal. In addition, Borrower shall pay any and all bank's attorney's and related legal fees, recording fees, documentary, stamps, lender's title insurance premiums, intangible taxes, appraisal fees, surveys (if required) and other costs incurred by Bank in connection with the making, documenting and closing of the loan. Bank shall not be

obligated to pay any premium or other charge, or any brokerage fee or commission, in connection with this loan and Borrower's acceptance hereof shall constitute Borrower's further unconditional agreement to pay, and to hold Bank harmless against any and all such claims.

COLLATERAL: Collateral for this loan shall include Accounts Receivable for Smith-Midland and Smith-Carolina and all related entities.

The line will be secured by the accounts receivable of Borrower. This is a guidance line of credit and draws will be limited to 50% of the accounts receivable balance less than 90 days in age. Retainage will not be considered as part of the borrowing base and negotiated between the Borrower and the Bank. Quarterly account receivable aging reports will be required, prior to each draw request on a current basis. The collateral will be perfected by the filing of a UCC-1 statement.

FINANCIAL INFORMATION: During the term of the loan, Borrower shall provide Bank, in form and content acceptable to Bank:

1. Its fiscal year-end internally prepared financial statement as soon as available and in any event within 120 days of Borrower's fiscal year-end.
2. US Securities and Exchange Commission Form 10-Q on a quarterly basis.
3. Audited, reviewed or compiled financial statements within 30 days of filing (if available).

It shall, at the Bank's option, constitute an event of default if the financial information referenced above is not submitted timely. Failure to cure this default shall at the Bank's discretion result in a 1% increase in the interest rate on all loans or any other default options available to the Bank.

LOAN COVENANTS:

For Smith-Midland Corporation:

1. Monthly Accounts Receivable aging reports within 30 days of the close of each month
2. Corporate annual audited financial statements or 10K with 90 days of its year end
3. Corporate quarterly audited financial statements or 10Q with 45 days after quarter close
4. No additional financing by any other lender shall be secured by any lien on the collateral pledged to SCB without prior written consent of the bank (except leased equipment)
5. Any acquisition must be approved by SCB prior to funding such acquisition.
6. Annual capital expenditures exceeding $3,500,000 must be approved by the bank.

LOAN DOCUMENTATION: These loans shall be evidenced by appropriate promissory note(s), deed(s) of trust, security agreement(s), guarantees, loan agreement(s) and other documents as deemed appropriate by the Bank and its legal counsel. All documents must be approved, prior to closing, by the Bank and/or its legal counsel. All the terms, provisions and conditions in all such writings must meet with approval of the Bank in its sole and absolute discretion. Bank shall not be responsible to Borrower or any other person or entity for any punitive, exemplary or consequential damages which may be asserted as a

result of an alleged breach of this letter or the Loan Documents or arising out of or related to any of the transactions contemplated hereby.

Further, Borrower hereby waives right to jury trial in any action, proceeding, or counterclaim (whether based on contract, tort, or otherwise) arising out of or relating to this letter of the transaction contemplated hereby, or the actions of Bank in the negotiation, performance or enforcement hereof or thereof.

The Borrower shall execute and deliver to Bank any and all documents Bank deems necessary in connection with this credit facility. The Loan Documents shall be in a form acceptable to Bank and its counsel, must be properly executed, and where necessary, recorded or filed in the appropriate office of recordation. The Loan Documents shall include, in addition to the above, and without limitation, the following:

1. Assignment of Leases and Rents – An Assignment of Leases and Rents with respect to all leases entered into by Borrower, as lessor, in connection with the Real Property Collateral.
2. UCC Financing Statements on Accounts Receivable.

CLOSING DOCUMENTS: Borrower shall deliver to Bank the following documents, each of which must be in form and content satisfactory to Bank and its counsel in their sole discretion:

COUNSEL OPINION: Opinions of counsel satisfactory to Lender covering due execution, authorization and enforceability of the loan documents and opining either (i) that the loan is not usurious under applicable state law, or (ii) that any court will hold that applicable state law governs the loan documents, including but not limited to the provisions of the loan document relating to interest and the payment thereof, excepting only those provisions of the loan creation and perfection of liens and security interest as to which local procedures apply. And further opining that the loan document remedies are (i) enforceable to the extent necessary to enable Lender to realize the practical benefits of the loan documents, and (ii) include all remedies typically provided to institutional lenders in making loans in the state the loan is closed in.

OTHER CONDITIONS:

1. Deposit Account(s) – Borrower agrees to establish and maintain its primary operating account(s) with Bank as long as any part of the proposed loan remains outstanding.

2. Copy of Organizational Documents and Authorization – If requested by Bank, Borrower shall furnish a true and complete copy of its Articles of Incorporation as filed with the appropriate state, By-laws, Operating Agreement, and a Certificate of Good Standing or Existence, as applicable. Further, the Borrower hereby authorizes Bank to file such UCC Financing Statements describing the collateral in any location deemed necessary and appropriate by Bank in order to ensure that UCC filings are made on or prior to the anticipated Closing Date.
3. Indemnification by Borrower – Borrower agrees to indemnify and hold harmless Bank from and against any and all claims, damages, liabilities and expenses which may be incurred by or asserted against Bank in connection with any proceeding arising out of this agreement or Borrower's use of the proceeds of the Credit.

4. Assignability – None. Any approval of the investment in any agreement by Bank are personal to SMITH-MIDLAND CORPORATION and are not assignable or enforceable to any other party unless Bank otherwise agrees in writing.
5. Basis of Loan – The undersigned Borrower and Guarantor(s) acknowledge that this Loan is based materially upon financial information provided to it by Borrower and others, and the undersigned Borrower and Guarantor(s) hereby warrant and represent that such information was true and correct in all material respects when rendered and that no material change has occurred therein through the date of the execution of this Loan. All material facts relating to the Credit or to the assets, business, profits, prospects, or conditions (financial or otherwise) of the Borrower have been disclosed to Bank by Borrower and Guarantor(s).
6. Secondary Borrowing – During the term of this loan, Borrower may not obtain secondary financing secured by a lien on the Accounts Receivable or otherwise without the written consent of Bank. The Bank shall have no obligation to grant such consent.

VOIDABILITY OF TERMS:

These terms shall be voidable at the option of the Bank should any of the following events occur:

1. A material adverse change in Borrower's business, or financial condition, or disposal of a material portion of its assets other than in the ordinary course of business.
2. A proceeding is commenced by or against Borrower in any court or under any bankruptcy or insolvency law.
3. A default by Borrower on any other obligation they may have for money borrowed.
4. Should any law or regulation affecting Bank entering into the financing transactions contemplated hereby impose upon Bank any potential obligation, fee, liability, loss, claim, cost, expense, or damage which is not contemplated herein.
5. Any violation or breach by Borrower of the terms of this agreement.
6. Lender has deemed itself insecure.
7. Should the Borrower fail to provide sufficient information to the Bank to permit verification of the identity of the Borrower in accordance with the Know Your Customer (KYC), Bank Secrecy Act, the USA Patriot Act or information necessary to comply with other applicable laws.

FINAL AGREEMENT: This written agreement represents the final agreement and replaces any proposals between the Borrower and Bank with respect to Bank's agreement to provide this loan and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This letter shall be governed by and constructed in accordance with the laws of the State the loan is closed in.

SURVIVAL OF TERMS: The terms and conditions of this letter shall survive the closing of the Loan, provided, however, that if any of the terms and conditions of this letter shall conflict with any of the terms and conditions of the Loan documents evidencing or securing the Loans, the terms and conditions of the Loan documents shall prevail.

ACCEPTANCE AND CLOSING DATE: If these terms are acceptable, please indicate acceptance by signing and returning this letter. If not accepted by the Borrower(s) or extended in writing by Bank, unless otherwise agreed to by the parties this agreement to lend expires (30 days from this letter date) and must be closed (90 days from this letter date).

Summit
COMMUNITY BANK
"Service Beyond Expectations"

The terms and conditions of this letter shall survive closing of this loan and will be incorporated into any additional loan agreement and/or documents that may be prepared. This letter applies to any amendments, modifications, renewals or extensions thereof.

We are pleased to be able to offer these terms to you and look forward to working with you on this project. If you have any questions, please give me a call at (540) 442-6776. Thank you.

Sincerely,

DENNIS L. SNYDER
Market President

ACCEPTED THIS 11 OF October, 2019.

SMITH-MIDLAND CORPORATION

BY:______________________
Ashley Smith, President and CEO